EXHIBIT 24.1

AINOS, INC.

POWER OF ATTORNEY

WHEREAS, AINOS, INC., a Texas corporation (hereinafter referred to as the “Company”), proposes to file with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended, an annual report on Form 10-K for the period ending December 31, 2025 (the “Form 10-K”).

NOW, THEREFORE, the undersigned members of the Board of Directors do hereby appoint Chun-Hsien Tsai and Hsin-Liang, Lee and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Form 10-K and any and all amendments to the Form 10-K, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in the Form 10-K as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 30th day of March 2026.

/S/ Chun-Hsien Tsai	/S/ Wen-Han Chang
Chun-Hsien Tsai	Wen-Han Chang

/S/ Chung-Yi Tsai	/S/ Pao-Sheng Wei
Chung-Yi Tsai	Pao-Sheng Wei

/S/ Chung-Jung Tsai	/S/ Yao-Chung Chiang
Chung-Jung Tsai	Yao-Chung Chiang

/S/ Ting-Chuan Lee
Ting-Chuan Lee

AINOS INC BOARD OF DIRECTORS POWER OF ATTORNEY

Form 10-K for the quarter ended December 31, 2025

SEEN AND ACCEPTED:

/S/ Chun-Hsien Tsai
Chun-Hsien Tsai	President, Chairman of the Board, President and Chief Executive Officer

/S/ Hsin-Liang, Lee
Hsin-Liang, Lee	Chief Financial Officer

AINOS INC BOARD OF DIRECTORS POWER OF ATTORNEY

Form 10-K for the quarter ended December 31, 2025